Exhibit 99.2

Independent Auditors’ Report

The Partners and Member

WSRH VSP Mezz, LP and WSRH Club VSP LLC:

We have audited the accompanying combined consolidated balance sheet of WSRH VSP Mezz, LP (a Delaware limited partnership), WSRH Club VSP, LLC (a Delaware limited liability company), and their consolidated subsidiaries (collectively, the Partnership) as of December 31, 2006, and the related combined consolidated statements of operations, partners’ capital and cash flows for the year then ended. These combined consolidated financial statements are the responsibility of the management of the Partnership. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois

May 23, 2007

WSRH VSP MEZZ, LP and WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Balance Sheet

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$457,704
Cash held by hotel manager	646,634
Restricted cash	4,370,249
Accounts receivable, net of allowance for doubtful accounts
of $52,863	1,767,710
Inventories	568,237
Prepaid expenses	677,175
Total current assets	8,487,709
Investment in hotel property:
Building and improvements	59,919,179
Furniture, fixtures, and equipment	10,285,110
70,204,289
Less accumulated depreciation	(5,569,102)
Total investment in hotel property, net of
accumulated depreciation	64,635,187
Other assets	825,990
Deferred financing costs, net of accumulated amortization	98,723
Total assets	$74,047,609

Liabilities and Partners’ Capital
Current liabilities:
Accrued interest payable	$233,051
Accounts payable and accrued expenses	2,967,219
Deferred income	1,173,416
Advance deposits	1,007,646
Due to affiliate	545,076
Total current liabilities	5,926,408
Notes payable	53,750,000
Total liabilities	59,676,408
Commitments and contingencies
Partners’ capital	14,371,201
Total liabilities and partners’ capital	$74,047,609

See accompanying notes to combined consolidated financial statements.

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Statement of Operations

Year Ended December 31, 2006

Department revenues:
Rooms	$18,592,028
Food and beverage	18,958,723
Telephone	275,422
Other	7,207,825
Total department revenues	45,033,998
Department expenses:
Rooms	4,386,074
Food and beverage	13,038,315
Telephone	210,079
Other	4,210,318
Total department expenses	21,844,786
Operating expenses:
Sales and marketing	3,244,228
General and administrative	3,237,333
Utilities	1,958,584
Repairs and maintenance	1,987,756
Insurance and claims expense	1,217,011
Management fee	1,445,108
Real estate taxes	1,060,256
Ground rent	1,637,137
Depreciation	3,779,186
Training and relocation	123,899
Other	221,488
Total operating expenses	19,911,986
Operating income	3,277,226
Other expenses:
Interest expense	3,673,320
Amortization of deferred financing costs	67,362
Total other expenses	3,740,682
Net loss	$(463,456)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Statement of Partners’ Capital

Year Ended December 31, 2006

Balance – December 31, 2005	$14,834,657
Net loss	(463,456)
Balance – December 31, 2006	$14,371,201

See accompanying notes to combined consolidated financial statements.

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities:
Net loss	$(463,456)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,846,548
Change in fair market value of interest rate caps	30,893
Changes in assets and liabilities:
Restricted cash	579,422
Accounts receivable, net	195,675
Inventories	(62,639)
Prepaid expenses	(319,300)
Other assets	490
Accrued interest payable	41,947
Accounts payable and accrued expenses	703,410
Advance deposits	(72,546)
Deferred income	1,173,416
Net cash provided by operating activities	5,653,860
Cash flows from investing activities:
Capital additions to hotel property	(5,660,430)
Restricted cash	415,491
Net cash used in investing activities	(5,244,939)
Cash flows from financing activities:
Due to affiliate	(658,430)
Net cash used in financing activities	(658,430)
Net decrease in cash and cash equivalents and cash
held by hotel manager	(249,509)
Cash and cash equivalents and cash held by hotel manager, beginning of year	1,353,847
Cash and cash equivalents and cash held by hotel manager, end of year	$1,104,338
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,631,373

See accompanying notes to combined consolidated financial statements.

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

(1)	Organization

WSRH VSP Mezz, LP (WSRH VSP Mezz), a Delaware limited partnership, was formed on June 17, 2005 by WSRH VSP Mezz GP, LLC (VSP Mezz GP), as general partner, and WSRH Holdings, LLC (WSRH Holdings) as limited partner. VSP Mezz GP is a wholly owned subsidiary of WSRH Holdings. VSP Mezz GP and WSRH Holdings own 0.5% and 99.5%, respectively, of WSRH VSP Mezz. On the same date, WSRH Club VSP, LLC (Club VSP), a Delaware limited liability company, was formed by WSRH Holdings. The limited partnership agreements provide that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests. Also, on the same date, WSRH VSP Mezz formed WSRH VSP, GP, LLC (WSRH VSP) and WSRH VSP, LP (VSP LP). WSRH VSP Mezz, VSP Mezz GP, WSRH VSP, VSP LP, and Club VSP shall exist until terminated, as provided in the limited partnership and operating agreements. VSP LP and Club VSP were formed to acquire, own, and operate the Renaissance VSP Hotel and its golf, marina, tennis, and social clubs (the Hotel), a 360-room hotel in St. Petersburg, Florida. An independent hotel operator operates the Hotel under an existing management agreement (note 5). The Hotel was acquired on June 17, 2005.

The accompanying combined consolidated financial statements include the accounts of WSRH VSP Mezz, Club VSP, and each of their consolidated subsidiaries (collectively, “the Partnership”). The accounts of WSRH VSP Mezz, Club VSP, and their consolidated subsidiaries have been combined in the accompanying combined consolidated financial statements as such entities are under common management and share interests in the Hotel. The effects of all significant intercompany balances and transactions between WSRH VSP Mezz, Club VSP, and their consolidated subsidiaries have been eliminated in combination and consolidation.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The related fiscal year for the Hotel ended on December 29, 2006.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments, purchased with an original maturity date of three months or less including treasury and government money market funds. The Partnership places its cash and cash equivalents balances with high credit quality and federally insured institutions. Cash and cash equivalents balances with any one institution may be in excess of federally insured limits or may be invested in nonfederally insured mutual funds.

Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Partnership.

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WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

Restricted Cash

Restricted cash includes amounts reserved for interest and capital improvements as required pursuant to the terms of the notes payable agreements (note 3). At December 31, 2006, these escrow balances were approximately $2,907,000 and are included in the accompanying combined consolidated balance sheet.

Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Investment in Hotel Property

On June 17, 2005, the Partnership acquired the Hotel for a total purchase price of $61,928,000 before closing costs and prorations. The acquisition was financed through a combination of third-party notes payable totaling $53,750,000 (note 3), and capital contributions of approximately $17,329,000.

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Partnership does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at December 31, 2006.

Acquisitions

The acquisition of the Hotel was accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Partnership’s results of operations from the date of acquisition. The Partnership has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, building and improvements, furniture, fixtures, and equipment, and other acquired intangibles.

7	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

The Hotel offers individuals the option to become members of its golf, marina, tennis, and social clubs. These individuals are required to pay a one time initiation fee and annual membership dues. Currently, the fees are non-refundable as these fees and dues offer members exclusive rights to use the Hotel’s golf course, marina and tennis facilities located on the Hotel’s property for the duration of their membership. The memberships do not have stated terms and are not transferable.

The Partnership defers golf, marina, tennis, and social club membership fees and recognizes revenue over the average expected life of an active membership (currently seven years) on a straight-line basis. Golf, marina, tennis, and social club annual dues are recognized as earned throughout the membership year. For the year ended December 31, 2006, deferred membership revenue was approximately $1,173,000. The Partnership recorded revenue of approximately $3,438,000 for the year ended December 31, 2006 and is recorded in other revenue in the accompanying combined consolidated statement of operations.

Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value would be recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or expense).

Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. The Partnership is subject to certain state and local income taxes which are not material to the financial statements.

Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $98,723 at December 31, 2006.

8	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

Use of Estimates

In preparing the combined consolidated financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, Financial Accounting Standards Board Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of FIN 47 the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)	Notes Payable

On June 17, 2005, the Partnership obtained a loan in the amount of $47,000,000 to fund the acquisition of the Hotel. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of one-month LIBOR plus 1.27% (6.64% at December 31, 2006) through maturity on July 9, 2008. The loan allows for two one-year extensions of the maturity date if certain conditions are satisfied.

In addition to the above loan, on June 17, 2005, the Partnership obtained a mezzanine note totaling $6,750,000 to fund the acquisition of the Hotel. The mezzanine note is payable in monthly installments of interest only at a rate of one-month LIBOR plus 4.88% (10.25% at December 31, 2006) through maturity on July 9, 2008 and is unsecured. The mezzanine note allows for two one-year extensions of the maturity date if certain conditions are satisfied.

The notes payable agreements do not require that the Partnership meet any financial covenants to remain in compliance with the terms and conditions of the agreements.

9	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

In connection with the above mentioned notes, the Partnership entered into the following interest rate cap agreements that continued to be in place as of December 31, 2006:

						Fair value of
						interest rate
						cap at
	Notional			Expiration	Cap	December 31,
Instrument	amount	Cap rate		date	premium	2006
Interest rate cap	$23,500,000	5.0%		7/9/2008	$111,000	98,995
Interest rate cap	23,500,000	6.5	*	7/9/2008	2,150	—
Interest rate cap	3,375,000	5.0		7/9/2008	16,000	14,217
Interest rate cap	3,375,000	6.5	*	7/9/2008	1,150	—
	$53,750,000				$130,300	113,212
*	Percentage increases during the interest rate cap term.

The Partnership elected to not designate the interest rate caps as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings. For the year ended December 31, 2006, the Partnership recognized a loss of $30,893, which is included in other operating expenses in the accompanying combined consolidated statement of operations.

(4)	Due to Affiliate

Certain payments have been made for the Partnership by an affiliate. Such payments have been accrued and are included in due to affiliate in the accompanying combined consolidated balance sheet.

(5)	Management Agreement

On June 17, 2005, the Partnership entered into a Management Agreement with Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Base and incentive management fee expense was approximately $1,345,000 and $0, respectively, for the year ended December 31, 2006.

10	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 4% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At December 31, 2006, the FF&E Reserve balance was approximately $1,463,000 and is included in restricted cash in the accompanying combined consolidated balance sheet.

(6)	Employee Benefit Plan

Renaissance sponsors and maintains a 401(k) savings plan in which full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by Renaissance on a percentage basis up to 6% of employee salaries. Renaissance’s contributions for the year ended December 31, 2006 were approximately $390,000, which were reimbursed by the Partnership, and are recorded in general and administrative expenses in the accompanying combined consolidated statement of operations.

(7)	Oversight Agreement

On June 17, 2005, the Partnership entered into an Oversight Agreement with SCS Hotels, Inc. (SCS). The Oversight Agreement expires in one year with a one-year automatic extension period. The Partnership extended the Oversight Agreement for one year effective June 17, 2006. The Oversight Agreement requires a fee of $25,000 per quarter. Pursuant to the terms of the Oversight Agreement, SCS advises the Partnership in various areas, including monitoring of Hotel operations, budgets, capital expenditures, and marketing. Oversight fees of approximately $100,000 are included in management fee expense on the accompanying combined consolidated statement of operations for the year ended December 31, 2006.

(8)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

11	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

December 31, 2006

(9)	Ground Rent

The Hotel is subject to a long-term ground leases for the hotel, golf course, and marina (the Ground Leases), which have original terms between 99 and 100 years. Base rent is approximately $1,480,000 for 2006 and increases annually until lease expiration. Rental payments related to one parcel of the hotel, golf course, and the marina increase by the Consumer Price Index (CPI) annually. Rental payments on a second parcel of the main resort increase by 2% annually. Total ground rent expense for the year ended December 31, 2006 was approximately $1,637,000. As the lease provides for determinable increases in minimum lease payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $157,000 for the year ended December 31, 2006. Future minimum lease payments are as follows:

2007	$1,485,000
2008	1,487,000
2009	1,489,000
2010	1,491,000
2011	1,493,000
Thereafter	127,247,000
$134,692,000

(10)	Subsequent Event

On April 9, 2007 the notes payable (note 3) related to the Partnership were refinanced with a new lender. The refinanced notes payable were for approximately $89,250,000. The notes are payable in monthly installments of interest-only payments and have an interest rate of LIBOR plus 1.55% with an initial maturity date of May 1, 2009. In addition, the loans allow for 3 one-year extensions of the maturity date if certain conditions are satisfied. As a result of this refinancing the Partnership distributed approximately $32,000,000 to its Partners.

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